Exhibit 2.(b)(6)

NOTARIAL TESTIMONY OF THE PUBLIC DEED CONTAINING A LOAN AGREEMENT ENTERED INTO BY AND BETWEEN “BANCO NACIONAL DE COMERCIO EXTERIOR”, SOCIEDAD NACIONAL DE CREDITO, INSTITUCION DE BANCA DE DESARROLLO AND “GRUMA”, SOCIEDAD ANONIMA BUSRATIL DE CAPITAL VARIABLE.

NUMBER.	89,935.

BOOK.	1,496.

YEAR.	2,008.
AMA/CHM/AMA.

BOOK ONE THOUSAND FOUR HUNDRED AND NINETY SIX. AMA/CHM/AMA

EIGHTY NINE THOUSAND NINE HUNDRED THIRTY FIVE.

MEXICO CITY, November twelve, two thousand eight.

AMANDO MASTACHI AGUARIO, notary public number one hundred twenty one for Mexico City and Notary of the Federal Real Estate Property National Wealth, hereby formalizes: THE LOAN AGREEMENT entered into by and between “BANCO NACIONAL DE COMERCIO EXTERIOR”, SOCIEDAD NACIONAL DE CRÉDITO, INSTITUCIÓN DE BANCA DE DESARROLLO, hereinafter the “LENDER” represented herein by attorneys in fact Jorge Arturo Tovar Castro and Horacio Vaquera García, and “GRUMA”, SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE, hereinafter the “BORROWER” represented herein by attorney in fact Raúl Alonso Peláez Cano and Salvador Vargas Guajardo, pursuant to the following recitals and clauses:

RECITALS:

A. ABOUT THE BENEFICIARY UNDER OATH:

I. That it requested from the “LENDER” the entering into and execution of this Credit Agreement for an amount up to $3,367´000,000.00 (Three Thousand Three Hundred Sixty Seven Million Mexican Pesos, National Currency).

II. That its commercial negotiation is free from any liens.

III. That in order to request this credit it has stated that it has not committed any bribery act towards a government officer from the country where it carries out its activity and that such statement prevails in force under such terms on the date of execution hereof.

IV. That it is aware that the “LENDER” entered into and executed on November eleven, two thousand eight a guaranty agreement with the Bank of Mexico (Banco de México) acting as Trustee of the Federal Government for the trust named Special Fund for Technical Assistance And Guaranty for Agricultural credits (FEGA) and also states that it is aware of the terms and conditions that govern such agreement.

B. ABOUT THE “LENDER”:

That it is willing to grant this line of credit requested by the “BORROWER”, pursuant to the following:

CLAUSES:

AMOUNT: FIRST. The “LENDER” grants in favor of the “BORROWER”, and the “BORROWER” receives from the “LENDER”, a Line of Credit, hereinafter the “LOAN”, for an amount up to $3,367´000,000.00 (Three Thousand Three Hundred Sixty Seven Million Mexican Pesos, National Currency), amount that does not comprise any interests, expenses and commissions whatsoever which the “BORROWER” must pay to the “LENDER”.

USE: SECOND. The “BORROWER” shall invest the “LOAN” amount for its general corporate purposes (total or partial liquidation of obligations in favor of counterparties of any currency exchange derivative Financial Instruments).

TERM AND FORM OF DISPOSAL: THIRD. The “BORROWER” may dispose of the “LOAN” during a term of six months beginning on the date of execution hereof, by means of direct pay out, informing the “LENDER” prior notice of up to three days of its need to dispose, delivering for such purposes the following documentation:

a) Disposal request, specifying the delivered information and the form for delivery of resources.

b) Original copy of the document named: Signature Card, only for the first disposal.

c) Document by which FEGA authorizes the LOAN disposal at hand.

REQUISITES FOR LOAN EXERCISE. The “BORROWER” shall not exercise the “LOAN”

if the following have not happened:

I. That it has delivered all documentation for the “LOAN” disposal as requested herein by the “LENDER”.

II. That the BORROWER” has paid the corresponding commissions pursuant to the terms provided herein. The “LENDER” may restrict the disposal term and amount for the “LOAN” and/or terminate this agreement, pursuant to the terms of Article two hundred ninety four of the General Law of Negotiable Instruments and Operations, prior written notice provided by the “LENDER”.

PAYMENT TERM AND FORM: FOURTH. The “LOAN” shall be paid within a term that shall not exceed two years beginning on the date of first disposal of the LOAN.

The “BORROWER” agrees to pay the “LENDER” the amount, interest and accessory concepts for the “LOAN” in the following place and form:

The “BORROWER” shall make the payments by deposit on account number “08700006949” (zero eight seven zero zero zero zero six nine four nine) under reference number “1013021085230” (one zero one three zero two one zero eight five two three zero) that the “LENDER” has with “Banco Nacional de México”, Sociedad Anónima, Institución de Banca Múltiple on banking work days and hours without the need of prior request or charge thereof. The “LENDER” shall have the authority to designate another place for payment, prior written notice provided to the “BORROWER” with at least five days of anticipation. In the event that the date of payment is not a work day pursuant to the bank usages on the place of payment, the due date shall be the next immediate work day.

ANTICIPATED PAYMENT: The “BORROWER” may carry out anticipated payments for the “LOAN” without penalty, pursuant to the following conditions:

a) That such anticipated payments are only made on the dates set for the payment of interests for the “LOAN”.

b) That the amount of the anticipated payments made are applied to the last series due payments, for as much as possible, covering the interests first.

INTERESTS: FIFTH. The “BORROWER” agrees to pay the “LENDER” ordinary interests for the disposal referred to herein, at an applicable annual rate pursuant to the following:

T.I.I.E. FOR TWENTY EIGHT DAYS PLUS TWO POINT ZERO PERCENTILE POINTS.

For purposes of this agreement it shall be understood by T.I.I.E. the Interbank Interest Equilibrium Rate (Tasa de Interés Interbancaria de Equilibrio) for twenty eight days published by the Bank of Mexico on the Federal Gazette being the last known published rate on the previous work day to the date of disposal, and in the event that the revision and adjustment of the same, the last known published rate two previous work days to the date of revision and adjustment shall be applied. Such rate shall be rounded up to the ten-thousandth of the closest percentile point. For such purposes five hundred-thousandths ore more than a percentile point shall be considered closest to the ten-thousandth of the immediate upper percentile point.

The interests shall be calculated per the number of passed calendar days over a base of one year of three hundred and sixty days.

The T.I.I.E rate shall be revisable and, consequently, adjusted monthly and the interest payable monthly.

If for any circumstance the T.I.I.E. rate should disappear, the “BORROWER” agrees that the rate to replace it shall be the return rate of the Federal Treasury Certificates (Certificados de la Tesorería Federal) (CETES) for twenty eight days, considering the last one known prior to the beginning of the period in which the corresponding interests are accrued, multiplied times one point two plus the agreed points.

LATE PAYMENT: SIXTH. If any payment obligation hereunder is not duly paid on its due date, from such date the “BORROWER” shall pay in favor of the “LENDER” late payment interests at a rate that results from multiplying times two the ordinary interest rate agreed under the terms of this agreement, applicable to the disposal that gave result to the referred payment obligation in respect of which the late payment were incurred. Such rate shall be revised and, consequently, adjusted with the same regular recurrence as for the ordinary rate.

COMMISSIONS: SEVENTH. The “BORROWER” shall pay the “LENDER” the following commissions:

i). Granting Commission, equal to Zero point Five percent over the total amount of the “LOAN”, due only once, on the date of execution of this agreement.

ii). For the cost of the “FEGA” Guaranty Service equal to an annual three percent, pursuant to the following:

The calculation to determine the cost for the Guaranty Service shall be made by periods with a maximum duration of three hundred and sixty five calendar days. The payments for this cost shall be made at the beginning of each period. The periods shall be determined pursuant to the amortization and proceeds calendar.

For the purposes of determining a period, for the number of calendar days passed from the proceed date to the first amortization date for the credit shall be considered, the following period considers from the next proceed to the next amortization (may be the first or subsequent amortization), without any period exceeding three hundred and sixty five calendar days. When the period so calculated exceeds three hundred and sixty five calendar days, the charge shall be made with due date at the three hundred and sixty five calendar days and the subsequent periods shall begin on the next day after the amortization and until the following amortization.

The cost for the Guaranty Service shall be determined by multiplying the Unpaid Credit Balance, at the beginning of each charge period for the corresponding factor according to the exercised coverage, times the number of calendar days for the period (maximum of three hundred and sixty five calendar days), divided by three hundred and sixty days.

OBLIGATIONS OF THE BORROWER: EIGHTH. The BORROWER shall comply with the following obligations in favor of the “LENDER”:

a) Deliver at most on the last day of the months February, May, August and November of each year, interim financial statements (balance sheet and balance statement balance y estado de resultados) attaching analytical relations of its main collective accounts, with information at the closing of the months December, March, June and September respectively. Such financial statements shall be made in compliance with the Financial Information Norms issued by the Mexican Council for the Investigation and Development Financial Information Norms and be duly signed by the Accountant as well as by the legal representative of the “BORROWER”.

b) Deliver audited financial statements made during the term of the “LOAN”, including the auditing statement and explanatory notes, beginning with those corresponding to the annual fiscal year in which the disposal of resources began. Such financial statements shall be delivered one hundred days after to the closing of the fiscal year, and shall be made in compliance with the Financial Information Norms issued by the Mexican Council for the Investigation and Development Financial Information Norms.

c) Authorize the “LENDER” during the term of the “LOAN” to obtain, analyze and use credit information regarding the “BORROWER” through the credit information entity as it may consider most convenient.

d) Deliver the information requested by the “LENDER” for the follow up and supervision of the “LOAN”.

e) Enter into and execute, and maintain in force, two deposit agreements with the “LENDER”, pursuant to the following:

i. For the amount equivalent to one percent of the credit exercised amount. ii. For the amount corresponding to two interest payments, over the “LOAN” exercised balance. This amount shall be revised monthly at the beginning of each interest payment period; in the event that there exists a variation that is superior to a ten percent of the deposited amount, the parties as it may correspond, shall contribute or liberate the corresponding amounts within a term that shall not exceed three work days, for the purpose of maintaining the amount corresponding to two interest payments.

f) Deliver quarterly reports containing:

i). The operative and financial performance of the “BORROWER”;

ii). The progress of the negotiations of the “BORROWER” with its financial counterparties of currency exchange derivative financial instruments; and

iii). The negotiations carried out regarding its bank credits in force at the date of execution hereof.

EARLY TERMINATION: ELEVENTH. The term for payment of the “LOAN” shall be deemed early terminated, without the need of prior notice thereof to the “BORROWER”, in the event that the latter incurs in any of the following:

a) If it does not pay on due date one or more of the agreed payments, whether for principal amounts, interests or commissions.

b) If it uses the “LOAN” amount or any part thereof, for different purposes than those agreed under this agreement, without prior written authorization from the “LENDER”.

c) If it transfers or encumbers more than fifty percent of the assets of the “BORROWER”, without prior written authorization from the “LENDER”.

d) If it fails to timely pay the taxes or any other fiscal debt on its charge, including the due amounts corresponding to the Social Security Mexican Institute (Instituto Mexicano del Seguro Social) and to the National Fund for Workers Housing (Fondo Nacional para la Vvivienda de los Trabajadores), unless they are found challenged before competent tribunals.

e) If it abandons the administration of its company.

f) If at any time, for any reason, the works of the company property of the “BORROWER” are suspended, even when such suspension is due to labor strike, stoppage or lack or raw materials.

g) If it fails to comply with any other obligation agreed under this or any other agreement it may have entered into with the “LENDER”, if the execution of this agreement or the granting of the “LOAN”, causes a default to any other agreement that the “BORROWER” may have entered into with another creditor of the Financial System (Sistema Financiero), and if it is found in default of over eighty percent of its payment obligations with its other creditors that belong to credit institutions.

h) If the “BORROWER” or someone in its representation commits an act of bribery towards a government official of the country where it carries out its activity and for the event that it commits an act of bribery, it shall be deemed sufficient cause to deny the disposal of the “LOAN”, or cause for early termination for the event that it had disposed thereof.

i) For the simple communication that FEGA provides in writing to the “LENDER” pursuant to the provisions of the guaranty agreement referred to in recital A, fourth numeral, of this agreement. The causes of early termination established herein are independent from those derived from the applicable Law, reason for which they shall not be deemed as restrictive to those established in the applicable Law.

For the simple fact that the “LENDER” early terminates the “LOAN”, the “BORROWER” shall lose its right to obtain any financial support that the “LENDER” provides.

SUSPENSION: TWELFTH. The “LENDER” may suspend the granting of the “LOAN” for any breach of the “BORROWER” to this agreement or any other contractual breach that the following may have with the “LENDER”:

i. The shareholders of the “BORROWER”. ii. Any company in which the “BORROWER” may hold stock for thirty percent or more. iii. Any company in which the shareholders of the

“BORROWER” hold stock. For the purposes of the paragraphs above, shareholders shall mean only those that hold stock for forty nine percent or more.

PAYMENT OF EXPENSES: THIRTEENTH. The “BORROWER” shall pay all of the expenses incurred due to this agreement. For such purposes, it shall be understood that agreement expenses include any expenses derived from its execution, notarizing, recording before a public registry, as well as the expenses included in article three hundred twenty seven on the General Law of Negotiable Instruments and Operations, or of any other nature as required by law, the performance or execution of the obligations provided thereof or the real estate rights granted as guaranty thereto and the cancellation of the record before a public registry, such as: governmental fee payments, services fees, taxes or other expenses derived from the agreement. If the “BORROWER” fails to comply with the obligation contained in the preceding paragraph, it hereby authorizes the “LENDER” to pay the expenses and fees of the notary public before whom this agreement is formalized or ratified, as well as the governmental fees for recording in the corresponding public registry, if required, and it agrees to reimburse them within a term of three work days, whereby the “BORROWER” shall pay over the amount expended for the payment of such expenses, ordinary interests at a rate of an annual fifty percent. The “LENDER” shall render the “BORROWER” all proof of payment of the expenses referred to in the preceding paragraph.

ENFORCEMENT: FOURTEENTH. The “LENDER” reserves the authority to collect the payment balances in charge of the “BORROWER”, whether by an ordinary mercantile judicial process (vía ordinaria mercantil), an executive mercantile judicial process (vía ejecutiva mercantil) and/or a mortgage foreclosure (hipotecaria), in the understanding that the “LENDER” may designate enough assets (señalar bienes) for a foreclosure in disregard of the warrant provided in Article one thousand three hundred ninety five of the Commerce Code in force, taking into account also that in no event may the “BORROWER” be designated as depository of the goods, and the depository named thereto by the “LENDER” shall be able to take possession thereof without requiring any bail. The parties also expressly agree, that the exercise of any of the actions above does not imply the waiver of another and that all those that the “LENDER” may have, shall integrally subsist until the whole “LOAN” and any accessory payments are liquidated by the “BORROWER”.

APPLICABLE LAWS AND COMPETENT TRIBUNALS: FIFTEENTH. In all regarding the interpretation, performance and enforcement of this agreement, the parties agree to have the applicable laws in force for Mexico City (México Distrito Federal) govern this agreement, and agree to be subject to the jurisdiction of the competent tribunals of Mexico City (México Distrito Federal), expressly waiving the competence of its present or future domicile.

DOMICILES: SIXTEENTH. The parties hereby designate as their domiciles for the purposes of any notices and communications regarding this agreement, the following: The “LENDER”: In Periférico Sur number four thousand three hundred thirty three, colonia Jardínes de la Montaña, zip code fourteen thousand two hundred ten, Mexico City.

The “BORROWER”: In Río de la Plata Oriente Number four hundred seven, colonia Del Valle, zip code sixty six thousand two hundred twenty, San Pedro Garza García, Nuevo León. If the “BORROWER” does not provide written notice to the “LENDER” of any change of the respective domiciles, any notice or communication derived from this agreement shall be rendered at the domiciles provided in this clause.

NEW CONDITIONS OF RESOURCES SOURCES: SEVENTEENTH. Before the exercise of the “LOAN”, the terms and conditions of this agreement shall be modified by the parties if such comes from a demand of the resources source pertaining the agreement or funding. Such demand shall be deemed an objective fact that shall oblige the parties to adjust to the new terms and conditions demanded by the resources source.

TAXES: EIGHTEENTH. All payments that the “BORROWER” must make in favor of the “LENDER” shall be made without any withholding, or set off, except for those provided in the applicable laws.

AUTHORIZATION FOR THE DISCLOSURE OF INFORMATION: NINETEENTH. The “BORROWER” hereby authorizes the “LENDER” to disclose the information regarding the operation contained in this agreement as it may be required to the “LENDER” by its resources sources for purposes of funding. The “BORROWER” agrees to, before the “LENDER” and “FEGA”, allow that the latter may carry out inspections or audits, in any of its facilities, as well as to provide “FIRA” any documentation related to the “LOAN”, which might include but not be limited to, financial and accounting statements.

I, THE NOTARY CERTIFY THAT:

I. I have fully identified myself as a notary before the parties appearing hereto, who upon my judgement have the legal capacity to enter into and execute this agreement and of whom I have confirmed their identity pursuant to the attachment enclosed to the appendix under letter “A”.

II. The legal representatives of “BANCO NACIONAL DE COMERCIO EXTERIOR”, SOCIEDAD NACIONAL DE CRÉDITO, INSTITUCIÓN DE BANCA DE DESARROLLO and of “GRUMA”, SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE, state that the companies they represent have the legal capacity to enter into this act and prove the authority in which they appear before me and state that their authorities have not been revoked nor modified in any way, with the following documents:

a). Regarding the legal representatives of “BANCO NACIONAL DE COMERCIO EXTERIOR”, SOCIEDAD NACIONAL DE CRÉDITO, INSTITUCIÓN DE BANCA DE DESARROLLO, with:

i). As a National Credit Entity, Development Banking Institution (Sociedad Nacional de Crédito, Institución de Banca de Desarrollo), incorporated and existing pursuant to the Mexican applicable laws, with legal authority and own assets, governed pursuant to the terms of its Organic Law, published on the Federal Gazette on January twenty, one thousand nine hundred eighty six.

ii). Mr. Jorge Arturo Tovar Castro, accredits his legal authority with public deed number forty three thousand and eleven, dated May six, two thousand and eight, granted before Mr. Maximino García Cueto, notary public number fourteen for Mexico City.

iii). Mr. Horacio Vaquera García, accredits his legal authority with public deed number forty three thousand six hundred sixty eight, dated September nine, two thousand eight, before the same notary public as provided in the preceding paragraph.

iv) Regarding the legal representatives of “GRUMA”, SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE, with: i). Public Deed number two thousand eight hundred fifty seven, dated December twenty four, one thousand nine hundred seventy one, before Mr. Alejandro Macías Barragán, notary public number eighteen for Monterrey, Nuevo León, whose first notarial testimony was recorded before the Public Registry of Property and Commerce of Monterrey, State of Nuevo León, under number one hundred eighty, folio one hundred ninety three, volume one hundred ninety seven, book three, second auxiliary, deeds of commercial companies, commerce section, on May nine, one thousand nine hundred seventy two, by means of which “GRUMA”, SOCIEDAD ANÓNIMA was incorporated, which currently exists as “GRUMA”, SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE. ii). Mr. Raúl Alonso Peláez Cano and Salvador Vargas Guajardo, accredit their legal authority with public deed number five thousand five hundred sixty eight, dated April seventeen, two thousand seven, granted before Mr. Armando Hernández Berlanga, notary public number one hundred thirty two of Monterrey, Nuevo León, and with the certifications enclosed to the appendix under letters “B” and “C”.

III. The individuals appearing before me state that their general information is:

Jorge Arturo Tovar Castro, Mexican, originally from Monterrey, State of Nuevo León, where he was born on August twenty three, one thousand nine hundred fifty six, married, with domicile at Periférico Sur number four thousand three hundred thirty three, colonia Jardínes en la Montaña, zip code fourteen thousand two hundred ten, banking officer. Horacio Vaquera García, Mexican, originally from Monterrey, Nuevo León, where he was born on September 19, one thousand nine hundred sixty three, married, with domicile at Periférico Sur number four thousand three hundred thirty three, colonia Jardínes en la Montaña, zip code fourteen thousand two hundred ten, banking officer.

Raúl Alonso Peláez Cano, Mexican, originally from México City, where he was born on

February twenty six, one thousand nine hundred sixty one, married, with domicile at Río de la Plata Oriente number four hundred seven, colonia Del Valle, zip code sixty six thousand two hundred twenty, San Pedro Garza García, State of Nuevo León, employed. Salvador Vargas Guajardo, Mexican, originally from Monterrey, State of Nuevo León, where he was born on December twenty seven, one thousand nine hundred fifty two, married, with domicile at Río de la Plata Oriente number four hundred seven, colonia Del Valle, zip code sixty six thousand two hundred twenty, San Pedro Garza García, State of Nuevo León, employed. —

IV. The parties appearing before me state that the recitals provided in this instrument, were made under oath and that I informed them of the penalties corresponding to false statements.

V. I had before me the documents referred to in this instrument.

VI. “D-3”. Once having read and after explaining the value, consequences and legal content of this instrument to the parties appearing before me, being aware of their right to read it personally, they have manifested their full understanding and conformity with it, executing it on November twelve, two thousand eight, moment in which I authorize it. I certify Signature by Jorge Arturo Tovar Castro, Horacio Vaquera García, Raúl Alonso Peláez Cano and Salvador Vargas Guajardo.

Amando Mastachi Aguario. Signature

The seal for authorization.

I HEREBY GRANT A CERTIFIED COPY IN ELEVEN PAGES.

MEXICO CITY, NOVEMBER TWELVE, TWO THOUSAND EIGHT.

I CERTIFY. chm/ JARC